                                                                                                                                                                                           Exhibit 99.1
CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of March 23, 2006, by and between JOHN G. BRACKENBURY (“Consultant”) and ISLE OF CAPRI CASINOS, INC. (“Company”) (together, the “Parties”).

WHEREAS, the Company desires to continue to obtain the advice and consultation of Consultant with respect to its existing and proposed gaming activities in the United Kingdom.

WHEREAS, the existing arrangement for compensating Consultant has expired.

WHEREAS, Consultant is an independent director of the Company and the Parties desire that he continue at all times to satisfy the requirements for director independence.

WHEREAS, in consideration of the compensation specified in this Agreement, Consultant will provide advice and consultation to the Company, all pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.  Duties of Consultant. Consultant will provide such consulting services as may be specifically requested by the Company from time to time during the term of this Agreement.

2.  Effective Date. This Agreement shall be effective as of the expiration of the existing arrangement between the Company and the Consultant.

3.  Termination. This Agreement and the consulting relationship between Consultant and the Company created hereunder shall terminate upon either party’s written notice of his or its intent to terminate the relationship, such notice to be provided to the other party at least 14 days in advance. Notwithstanding this, the Company may terminate this Agreement at any time for cause. Nothing in this Agreement shall alter the respective rights and responsibilities of the Consultant as a member of the Board of Directors of the Company.

4.  Compensation. Consultant will bill the Company based on his time spent on consulting services and for any reasonable and necessary out-of-pocket expenses incurred by him in connection with his services, subject to his furnishing to the Company adequate documentation of such expenses. Amounts billed for time and expenses shall be limited to $5,000 per month, and amounts paid under the terms of this Agreement and the prior arrangement with Consultant shall not exceed $60,000 during any prior consecutive twelve month period measured from the date of each payment.

5.  No Employment Relationship. Nothing in this Agreement shall be construed to create an employment or agency relationship, partnership or joint venture between the Parties. Consultant is an independent consultant and shall have no authority to bind or represent the Company. Consultant shall be responsible for the payment of any and all taxes associated with any consulting fees paid to him hereunder.

6.  Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, and commitments between the parties with respect to the subject matter hereof. No provision of this Agreement may be terminated, modified, or waived, by course of dealing or otherwise, unless such termination, modification, or waiver is set forth in a written agreement referencing this Agreement and executed by an authorized representative of the Company.

7.  Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, telecopied (if confirmed) or mailed, certified or registered mail (return receipt requested) with postage prepaid:

(a)        Isle of Capri Casinos, Inc.
            1641 Popps Ferry Road
            Biloxi, Mississippi 39532
            Attention:  Bernard Goldstein
                                Chairman, Chief Executive Officer

(b)      John Brackenbury C.B.E.
           Brackenbury Leisure Limited
           Office 9 Queripel House
           1 Duke of York Square
           King's Road
           London  SW3 4LY
           United Kingdom

or to such other address or person as the Company or Consultant shall advise the other in writing.

8.  Governing Law. This Agreement and any claim related directly or indirectly to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date written above.

       ISLE OF CAPRI CASINOS, INC.

/s/ JOHN G. BRACKENBURY                                      By:  /s/ TIMOTHY HINKLEY
John G. Brackenbury                                                      Its:  President/COO